Exhibit 99.1

NEWS RELEASE For Immediate Release

Rockwood Holdings, Inc. Sets November 14 as Date

of Special Shareholder Meeting in Connection with Proposed Merger with

Albemarle Corporation

PRINCETON, NJ (USA) — (September 16, 2014) — Rockwood Holdings, Inc. (NYSE: ROC) today announced that it has set a date for a special meeting of its shareholders to consider and vote on the adoption of the proposed merger agreement with Albemarle Corporation.  The Rockwood special meeting will be held on Friday, November 14, 2014, at 9 a.m. Eastern Standard Time at the company’s headquarters located at 100 Overlook Center, Princeton, NJ 08540.

Rockwood shareholders of record at the close of business on Tuesday, September 30, 2014 will be entitled to vote at the special meeting.

Additional information about the special meeting is included in the preliminary Joint Proxy Statement/Prospectus which was filed with the Securities and Exchange Commission on August 27, 2014 and in the definitive Joint Proxy Statement/Prospectus, which is expected to be mailed to shareholders of record in the coming weeks.

Transaction Details

As announced on July 15, 2014, Albemarle and Rockwood have entered into a definitive agreement under which Albemarle will acquire all of the outstanding shares of common stock of Rockwood in a cash and stock transaction.  Under the terms of the transaction, each outstanding share of Rockwood common stock will be exchanged for $50.65 in cash and 0.4803 of a share of Albemarle common stock.

The transaction remains subject to certain closing conditions, including the receipt of foreign antitrust clearances and approval by the Albemarle and Rockwood shareholders.  The transaction is currently expected to close in the first quarter of 2015.

About Rockwood Holdings, Inc.

Rockwood Holdings, Inc., based in Princeton, N.J., is a leading global developer, manufacturer and marketer of technologically advanced and high value-added specialty chemicals.  It is a leading integrated and low cost global producer of lithium and lithium compounds used in lithium-ion batteries for electronic devices, alternative transportation vehicles and future energy storage technologies, meeting the significant growth in global demand for these products.  The company is also the second largest global producer of products and services for metal processing, servicing the aerospace, general and European luxury automotive industries.  For more information on Rockwood, please visit www.rocksp.com.

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Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to the proposed transaction between Albemarle and Rockwood, the targeted close date for the transaction, and all other information relating to matters that are not historical facts, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual results will not differ materially.  Factors that could cause actual results to differ materially include, without limitation: the receipt and timing of necessary regulatory approvals; the ability to finance the transaction; and the other factors detailed from time to time in the reports Rockwood files with the Securities and Exchange Commission (“SEC”), including those described under “Risk Factors” in the preliminary joint proxy statement / prospectus filed by Albemarle in connection with the transaction.  These forward-looking statements speak only as of the date of this communication.  Rockwood expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Rockwood’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Contact:	Nahla A. Azmy
Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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Other Important Information

In connection with the proposed transaction, Albemarle filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) on August 27, 2014, which includes the preliminary joint proxy statement of Albemarle and Rockwood and which also constitutes a preliminary prospectus of Albemarle.  The information in the preliminary joint proxy statement/prospectus is not complete and may be changed.  The definitive joint proxy statement/prospectus will be mailed to stockholders of Albemarle and Rockwood after the Registration Statement is declared effective by the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the Registration Statement and joint proxy statement/prospectus, as well as other documents filed by Albemarle and Rockwood, at the SEC’s website (www.sec.gov).  Copies of the Registration Statement and joint proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either:  Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, USA, Attention: Investor Relations, Telephone: +1 (225) 388-7322, or to Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, USA, Attn: Investor Relations, Telephone +1 (609) 524-1101.

Albemarle, Rockwood, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Albemarle’s directors and executive officers is available in its proxy statement filed with the SEC by Albemarle on March 28, 2014, and information regarding Rockwood’s directors and executive officers is available in its proxy statement filed with the SEC by Rockwood on March 28, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available).  These documents can be obtained free of charge from the sources indicated above.

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